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                                                                     EX-99.14(i)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in the registration statement on Form N-14 of our reports dated February 4, 1997 incorporated by reference in Allied Capital Corporation and Allied Capital Corporation II's Form 10-K and our report dated February 7, 1997 incorporated by reference in Allied Capital Lending Corporation's Form 10-K for the years ended December 31, 1996 and 1995 and to all references to our firm included in this registration statement.


                                            /s/ MATTHEWS, CARTER AND BOYCE

McLean, VA
September 25, 1997